HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC.
AND SUBSIDIARIES

FINANCIAL REPORT

DECEMBER 31, 2019

C O N T E N T S

Page

INDEPENDENT AUDITOR’S REPORT………………………………………………………………..1

FINANCIAL STATEMENTS

Independent Auditor’s Report

To the Board of Directors and Stockholders of
of Hartman Short Term Income Properties XIX, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Hartman Short Term Income Properties XIX, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 3 to the consolidated financial statements, the December 31, 2018 consolidated financial statements have been restated to correct prior period errors. Our opinion is not modified with respect to this matter.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
January 19, 2021

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018 (As Restated) (1)
ASSETS

Cash and cash equivalents	$17,714	$47,895
Accrued rent and accounts receivable, net	—	9,922
Notes receivable - related party	3,900,000	3,900,000
Prepaid expenses and other assets	1,000	32,895
Real estate held for development	4,491,724	4,257,034
Investment in affiliates	59,874,374	62,432,668
Real estate held for disposition	—	1,617,384
Total assets	$68,284,812	$72,297,798

LIABILITIES AND EQUITY

Liabilities:
Note payable - related party	$4,200,000	$4,200,000
Due to related parties	6,056,759	5,335,475
Accounts payable and accrued expenses	5,164,904	4,602,239
Total liabilities	15,421,663	14,137,714

Commitments and contingencies

Equity:
Common stock, $0.01 par value, 50,000,000 shares authorized, 10,000,000 shares classified as Preferred Stock, 100 shares issued and outstanding at December 31, 2019 and 2018, respectively	1	1
Preferred stock, $0.01 par value, 1,000,000 shares reclassified and designated as Class A 9% Cumulative Preferred Stock, 925,328 shares issued and outstanding at December 31, 2019 and 2018, respectively	9,253	9,253
Preferred stock, $0.01 par value, 5,466,365 shares reclassified and designated as Class B 8% Cumulative Preferred Stock, 4,584,465 and 4,521,800 shares issued and outstanding at December 31, 2019 and 2018, respectively	45,845	45,218
Additional paid-in capital	103,543,433	102,747,317
Accumulated deficit	(52,495,140)	(46,578,772)
Total Hartman Short Term Income Properties XIX, Inc. stockholders' equity	51,103,392	56,223,017
Noncontrolling interest in subsidiary	1,759,757	1,937,067
Total equity	52,863,149	58,160,084
Total liabilities and equity	$68,284,812	$72,297,798

The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 3 — Restatement of Previously Issued Financial Statements.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2019	2018 (As Restated) (1)
Revenues
Rental revenues	$—	$9,998,531
Tenant reimbursements and other revenues	—	2,113,932
Total revenues	—	12,112,463

Expenses
Property operating expenses	—	4,229,048
Real estate taxes and insurance	145,944	1,764,698
Depreciation and amortization	—	1,606,685
General and administrative	284,456	1,371,256
Total expenses	430,400	8,971,687

(Loss) income from continuing operations before other expenses (income), net	(430,400)	3,140,776

Other expenses (income), net
Interest and dividend income	(321,748)	(321,748)
Interest expense	252,000	2,138,066
Equity in losses of unconsolidated entity SPE LLC	1,932,294	653,798
Gain from sale of property	(685,081)	—
Total other expenses (income), net	1,177,465	2,470,116

Net (loss) income	$(1,607,865)	$670,660

Less: Preferred stock dividends	4,485,813	4,481,668
Less: Net (loss) income attributable to noncontrolling interest in subsidiary	$(177,310)	$314,140
Net loss attributable to Hartman Short Term Income Properties XIX, Inc. common stockholders	$(5,916,368)	$(4,125,148)

The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 3 — Restatement of Previously Issued Financial Statements.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2019 and 2018
(As restated for the year ended December 31, 2018) (1)

	Common Stock		Preferred Stock		Preferred Stock		Additional		Total
							Paid-In-	Accumulated	Stockholders'	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Interest	Equity (Deficit)
Balance, December 31, 2017	100	$1	925,328	$9,253	4,539,938	$45,398	$48,192,225	$(42,453,624)	$5,793,253	$1,998,352	$7,791,605
Redemptions of Class B shares	—	—	—	—	(80,553)	(806)	(803,880)	—	(804,686)	—	(804,686)
Issuance of Class B shares for DRP and compensation	—	—	—	—	62,415	626	865,053	—	865,679	—	865,679
Investment in SPE LLC (as restated) (1)	—	—	—	—	—	—	54,493,919	—	54,493,919	—	54,493,919
Dividends and distributions (Cash)	—	—	—	—	—	—	—	(3,666,218)	(3,666,218)	(375,425)	(4,041,643)
Dividends and distributions (Stock)	—	—	—	—	—	—	—	(815,450)	(815,450)	—	(815,450)
Net (loss) income (as restated) (1)	—	—	—	—	—	—	—	356,520	356,520	314,140	670,660
Balance, December 31, 2018	100	$1	925,328	$9,253	4,521,800	$45,218	$102,747,317	$(46,578,772)	$56,223,017	$1,937,067	$58,160,084

	Common Stock		Preferred Stock		Preferred Stock		Additional		Total
							Paid-In-	Accumulated	Stockholders'	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Interest	Equity (Deficit)
Balance, December 31, 2018	100	$1	925,328	$9,253	4,521,800	$45,218	$102,747,317	$(46,578,772)	$56,223,017	$1,937,067	$58,160,084
Redemptions of Class B shares	—	—	—	—	—	—	(28,745)	—	(28,745)	—	(28,745)
Issuance of Class B shares for DRP and compensation	—	—	—	—	62,665	627	824,861	—	825,488	—	825,488
Dividends and distributions (Cash)	—	—	—	—	—	—	—	(3,693,599)	(3,693,599)	—	(3,693,599)
Dividends and distributions (Stock)	—	—	—	—	—	—	—	(792,214)	(792,214)	—	(792,214)
Net loss	—	—	—	—	—	—	—	(1,430,555)	(1,430,555)	(177,310)	(1,607,865)
Balance, December 31, 2019	100	$1	925,328	$9,253	4,584,465	$45,845	$103,543,433	$(52,495,140)	$51,103,392	$1,759,757	$52,863,149

The accompanying notes are an integral part of these consolidated financial statements.

(1)    For discussion on the restatement adjustments, see Note 3 — Restatement of Previously Issued Financial Statements.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2019	2018 (As Restated) (1)
Cash flows from operating activities:
Net (loss) income	$(1,607,865)	$670,660
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock based compensation	33,880	32,975
Depreciation and amortization	—	1,606,685
Loan fee amortization	—	69,818
Deferred lease commission costs amortization	—	636,405
Bad debt expense	—	356,382
Equity in losses of unconsolidated entity SPE LLC	1,932,294	653,798
Gain from sale of property	(685,081)	—
Changes in operating assets and liabilities:
Accrued rent and accounts receivable	14,578	569,169
Deferred leasing commissions	—	(608,906)
Prepaid expenses and other assets	31,895	(99,693)
Accounts payable and accrued expenses	325,681	(218,474)
Due to (from) related parties	721,284	2,309,874
Tenants' security deposits	—	46,217
Distributions received from SPE LLC	626,000	—
Net cash provided by operating activities	1,392,666	6,024,910
Cash flows from investing activities:
Sale proceeds from property sale	2,234,853	—
Additions to real estate held for development	(171,734)	(34,254)
Additions to real estate	—	(1,991,936)
Net cash provided by (used in) investing activities	2,063,119	(2,026,190)
Cash flows from financing activities:
Dividend distributions paid in cash	(3,457,221)	(3,429,780)
Distributions to non-controlling interest	—	(375,425)
Redemptions of stock (A & B), net	(28,745)	(804,686)
Repayments under term loan agreement	—	(527,264)
Borrowings under revolving credit agreements	—	1,150,000
Net cash used in financing activities	(3,485,966)	(3,987,155)
Net change in cash and cash equivalents	(30,181)	11,565
Cash and cash equivalents, beginning of year	47,895	36,330
Cash and cash equivalents, end of year	$17,714	$47,895
Supplemental cash flow information:
Cash paid for interest	$—	$1,954,448
Supplemental disclosures:
Increase in distribution payable	$1,623	$2,716
Dividend distributions in stock from DRP	$792,240	$815,443
Increase in unpaid preferred dividends	$236,376	$234,901
Initial Investment in SPE recorded	$—	$61,086,466
Net Assets Transferred to SPE	$—	$6,592,547
APIC contributed as a result of investment in SPE	$—	$54,493,919
The accompanying notes are an integral part of these consolidated financial statements.
(1)    For discussion on the restatement adjustments, see Note 3 — Restatement of Previously Issued Financial Statements.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 1 – Organization and Business

Hartman Short Term Income Properties XIX, Inc. (the “Company”or “Hartman XIX”), is a Texas corporation formed on January 19, 2007. The Company elected to be treated as a real estate investment trust (“REIT”) beginning with its taxable year ending December 31, 2008.

The Company is managed by Hartman Income REIT Management, Inc. (the “Manager”) pursuant to a real property and company management agreement. The Manager is responsible for the day-to-day operation of the Company and for the management of the Company’s real estate assets and investments.

Merger with Hartman XX

On July 21, 2017, (i) the Company and Hartman Short Term Income Properties XX, Inc. (“Hartman XX”) entered into an agreement and plan of merger (the “XIX Merger Agreement”) and (ii) Hartman XX, Hartman XX Limited Partnership, Hartman XX’s operating partnership (“XX Operating Partnership”), Hartman Income REIT, Inc. (“HIREIT”) and Hartman Income REIT Operating Partnership, LP (“HIROP”), entered into an agreement and plan of merger (the “HIREIT Merger Agreement,” and together with the XIX Merger Agreement, the (“Merger Agreements”).

Subject to the terms and conditions of the XIX Merger Agreement, including the satisfaction of all closing conditions set forth in the Merger Agreements, the Company will merge with and into Hartman XX, with Hartman XX surviving the merger (the “Hartman XIX Merger”). Subject to the terms and conditions of the HI-REIT Merger Agreement, (i) HIREIT will merge with and into Hartman XX, with Hartman XX surviving the merger (the “HIREIT Merger,” and together with the Hartman XIX Merger, the “REIT Mergers”), and (ii) HIREIT Operating Partnership will merge and with and into XX Operating Partnership, with XX Operating Partnership surviving the merger (the “Partnership Merger,” and together with the REIT Mergers, the “Mergers”). The REIT Mergers are intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Partnership Merger is intended to be treated as a tax-deferred exchange under Section 721 of the Code.

Pursuant to the XIX Merger Agreement, (i) each share of common stock of the Company (the “XIX Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the XIX Merger Agreement) will be automatically cancelled and retired and converted into the right to receive 9,171.98 shares of common stock, $0.01 par value per share, of Hartman XX (“Hartman XX Common Stock”), (ii) each share of 8% cumulative preferred stock of the Company issued and outstanding immediately prior to the Effective Time will be automatically cancelled and retired and converted into the right to receive 1.238477 shares of Hartman XX Common Stock, and (iii) each share of 9% cumulative preferred stock of the Company issued and outstanding immediately prior to the Effective Time will be automatically cancelled and retired and converted into the right to receive 1.238477 shares of Hartman XX Common Stock.

On May 14, 2020, the Merger Agreements were approved by the respective company shareholders. The effective date of the Mergers for financial reporting is July 1, 2020.

The XIX Common Stock is owned 70% by Allen Hartman and 30% by the Manager.

Pre-merger refinance of the Company’s Notes Payable

On October 1, 2018, Hartman XX, through its special purpose finance subsidiary, Hartman SPE, LLC ("SPE LLC"), as borrower, entered into a term loan agreement (the "Loan Agreement") pursuant to which the lender made a term loan to SPE LLC in the principal amount of $259,000,000 (the "Loan").

Contemporaneously therewith, the Company together with its affiliates Hartman XX, HIREIT and Hartman vREIT XXI, Inc. (“vREIT XXI”), contributed a total of 39 commercial real estate properties ("Properties") to SPE LLC, subject to the mortgage indebtedness encumbering the Properties, in exchange for membership interests in SPE LLC. Proceeds of the Loan were used to extinguish the existing mortgage indebtedness encumbering the Properties.

The manager of SPE LLC is Hartman SPE Management, LLC. Hartman XX is the sole member of Hartman SPE Management LLC.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The Company contributed nine commercial real estate properties to SPE LLC with an appraised value of $129,090,000 and subject to outstanding mortgage indebtedness as of the closing date of $44,401,000. The Company holds a 26.99% interest in SPE LLC as of December 31, 2019 and 2018.

Hartman XX contributed 13 commercial real estate properties, including its 51.2% interest in Three Forest Plaza, to SPE LLC with an appraised value of $181,034,000 and subject to outstanding mortgage indebtedness as of the closing date of $78,322,000. Hartman XX holds a 36.16% and 32.74% interest in SPE LLC as of December 31, 2019 and 2018, respectively.

HIREIT contributed 17 commercial real estate properties to SPE LLC with an appraised value of $184,140,000 and subject to outstanding mortgage indebtedness as of the closing date of $76,290,000. HIREIT holds a 34.38% interest in SPE LLC as of December 31, 2019 and 2018.

vREIT XXI contributed its 48.8% interest in Three Forest Plaza, which vREIT XXI owns in a joint venture arrangement with Hartman XX. The net asset value of the Three Forest Plaza minority interest is $18,486,000. vREIT XXI holds a 2.47% and 5.89% interest in SPE LLC as of December 31, 2019 and 2018, respectively.

The term of the Loan is five years, comprised of an initial two-year term with three one-year extension options. Each extension option shall be subject to certain conditions precedent including (i) no default then outstanding, (ii) 30 days prior written notice, (iii) the properties must have a specified in-place net operating income debt yield and (iv) purchase of an interest rate cap as described below for the exercised option term or terms.

The outstanding principal of the Loan will bear interest at the one-month LIBOR rate plus 1.80%. As a condition to the funding of the Loan, SPE LLC has entered into an interest rate cap arrangement that caps LIBOR at 3.75% during the initial term of the Loan.

The Loan Agreement is secured by, among other things, mortgages on the Properties. Hartman XX, HIREIT and the Company, entered into a guaranty agreement in favor of the lender whereby each guarantor unconditionally guaranties the full and timely performance of the obligations set forth in the Loan Agreement and all other loan documents, including the payment of all indebtedness and obligations due under the Loan Agreement.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. The Company is the sole member or majority managing member and possesses full legal control and authority over the operations of its subsidiaries. All significant intercompany balances and transactions have been eliminated. Noncontrolling interest in the accompanying consolidated financial statements represents the share of equity and earnings of its subsidiary allocable to holders of limited liability company member interests other than the Company. Net income or loss is allocated to noncontrolling interest based on the weighted-average percentage ownership of the noncontrolling interest during the year.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates that the Company use include the estimated useful lives for depreciable and amortizable assets and costs, the estimated allowance for doubtful accounts and the estimates supporting the impairment analysis for the carrying values of the Company’s real estate assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. Cash and cash equivalents as of December 31, 2019 and 2018 consisted of demand deposits at commercial banks.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Revenue Recognition

The Company’s leases are accounted for as operating leases. Certain leases provide for tenant occupancy during periods for which no rent is due and/or for increases or decreases in the minimum lease payments over the terms of the leases. Revenue is recognized on a straight-line basis over the terms of the individual leases. Revenue recognition under a lease begins when the tenant takes possession of or controls the physical use of the leased space. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Accrued rents are included in accrued rent and accounts receivable, net. In accordance with Accounting Standard Codification (“ASC”) 605-10-S99, Revenue Recognition, the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursements and other revenues in the period the related costs are incurred.

The Company adopted ASU 2014-09, "Revenue from Contracts with Customers," (“ASU 2014-09”) which amends the guidance for revenue recognition to eliminate the industry-specific revenue recognition guidance and replace it with a principle-based approach for determining revenue recognition. The Company adopted ASU 2014-09 effective January 1, 2018 using the modified retrospective approach and the adoption of this guidance did not have a material impact on the consolidated financial statements. The Company’s revenue is primarily derived from leasing activities, which is specifically excluded from ASU 2014-09. The Company’s other revenue is comprised of tenant reimbursements for real estate taxes, insurance, common area maintenance, and operating expenses. Reimbursements from real estate taxes and certain other expenses are also excluded from of ASU 2014-09.

Revenues which do not meet the definition of a lease or customer contract are recognized as the related services are performed under the applicable agreement.

The Company has no rental income producing real estate assets as of December 31, 2019 and 2018.

Noncontrolling Interest

Noncontrolling interest represents the portion of equity in a subsidiary, Hartman Prestonwood Properties LLC, which is not wholly owned by the Company. In the accompanying consolidated statements of operations, the noncontrolling interest in the net income of Hartman Prestonwood Properties LLC is shown as an allocation of net income and is presented separately as “Net (loss) income attributable to noncontrolling interest in subsidiary.” The Company has reported noncontrolling interest in equity on the consolidated balance sheets separate from the Company’s equity. The noncontrolling Hartman Prestonwood Properties LLC interest is owned by unrelated third parties.

Depreciation and amortization

Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for the buildings and improvements. Tenant improvements are depreciated using the straight-line method over the lesser of the life of the improvement or remaining term of the lease. In-place lease value intangible assets are amortized using the straight-line method over the weighted average years calculated on terms of all of the leases in-place when acquired. Depreciation and amortization is not recorded on real estate held for development or real estate held for disposition.

Impairment

The Company reviews its properties for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. The Company determines whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. Management has determined that there was no impairment in the carrying value of the Company’s real estate assets held and used during the years ended December 31, 2019 and 2018, excluding real estate held for disposition.

The carrying value of real estate held for disposition had previously been determined to be impaired. During the years ended December 31, 2019 and 2018, the carrying value of real estate held for disposition has been determined to require no additional impairment, and is reported net of an impairment loss previously recognized by the Company in the accompanying consolidated balance sheets.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Projections of expected future cash flows require management to estimate future market rental income, amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of the Company’s real estate and related intangible assets.

Accrued Rent and Accounts Receivable

Included in accrued rent and accounts receivable are base rents, tenant reimbursements and receivables attributable to recording rents on a straight-line basis. An allowance for the uncollectible portion of accrued rents and accounts receivable is determined based upon customer credit-worthiness (including expected recovery of the Company’s claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends. As of December 31, 2019 and 2018, the Company had no allowance for uncollectible accounts. For the years ended December 31, 2019 and 2018, the Company recorded bad debt expense, net of recoveries, of $0 and $356,382. Bad debt expense and any related recoveries are included in property operating expenses in the consolidated statements of operations.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include prepaid insurance and other deposits.

Stock-Based Compensation

The Company follows Accounting Standards Codification ("ASC") 718 - Compensation - Stock Compensation, with regard to issuance of stock in payment of services. ASC 718 requires that compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements. The compensation cost is measured based on the estimated grant date fair value, as of the grant date of the Company’s common stock, of the equity or liability instruments issued. Stock-based compensation expense are recorded over the vesting period and is included in general and administrative expense in the accompanying consolidated statements of operations.

The Company recorded stock-based compensation for non-employee directors of $33,880 for the issuance of 2,500 shares of restricted preferred stock at the estimated value of $13.55 per share and $32,975 for the issuance of 2,500 shares of restricted preferred stock at the estimated value of $13.19 per share for the years ended December 31, 2019 and 2018, respectively. The estimated stock value is based on the NAV price per share determined by the Company's board of directors for the specified year.

Advertising

The Company expenses advertising costs as incurred, and such costs are included in general and administrative expenses in the accompanying consolidated statements of operations. Advertising costs totaled $0 and $44,514 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

The Company elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended, beginning with its taxable year ended December 31, 2008. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP).  As a REIT, the Company generally will not be subject to federal income tax on income that it distributes as dividends to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions.  Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders.  However, the Company believes that it is organized and will operate in such a manner as to qualify for treatment as a REIT.

For the years ended December 31, 2019 and 2018, the Company generated net (loss) income of $(1,607,865) and $670,660, respectively. For the period from inception (January 19, 2007) to December 31, 2019, the Company incurred a net loss of

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

$5,528,408. The Company does not currently anticipate forming any taxable REIT subsidiaries or otherwise generating future taxable income which may be offset by the net loss carry forward. The Company considers that any deferred tax benefit and corresponding deferred tax asset which may be recorded in light of the net loss carry forward would be properly offset by an equal valuation allowance in that no future taxable income is expected. Accordingly, no deferred tax benefit or deferred tax asset has been recorded in the accompanying consolidated financial statements.

The Company is required to recognize in its consolidated financial statements the financial effects of a tax position only if it is determined that it is more likely than not that the tax position will not be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Management has reviewed the Company’s tax positions and is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recognized a liability related to uncertain tax positions.

 Concentration of Risk

The Company maintains cash accounts in two U.S. financial institutions. The terms of the Company’s deposits are on demand to minimize risk. The balances of the Company’s depository accounts may exceed the federally insured limit. No losses have been incurred in connection with these deposits.

The geographic concentration of the Company’s real estate assets makes it susceptible to adverse economic developments in the State of Texas. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Major tenants are defined as those tenants which individually comprise more than 10% of the Company’s total rental revenues. There were no major tenants for the years ended December 31, 2019 and 2018.

Reclassification

Certain items in the comparative consolidated financial statements have been reclassified to conform to the presentation adopted in the current period. Accrued rent and accounts receivable reporting line was adjusted to remove the balance for the intercompany interest receivable on the face of the consolidated balance sheets. The balance for the intercompany interest receivable was reclassified to the Due to related parties reporting line.

Recently Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The updated guidance requires measurement and recognition of expected credit losses for financial assets, including trade and other receivables, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This is different from the current guidance as this will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets. Generally, the pronouncement requires a modified retrospective method of adoption. This guidance is effective for fiscal years and interim periods within those years beginning after January 2023, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements when adopted.

Note 3 — Restatement of Previously Issued Financial Statements

The Company has restated its consolidated balance sheet as of December 31, 2018, its consolidated statement of operations for the year ended December 31, 2018, and its consolidated statements of changes in equity for the year ended December 31, 2018, along with certain related notes to such restated consolidated financial statements. In addition, the Company has restated its consolidated statement of cash flows for the year ended December 31, 2018.

The Company determined that the restatement was necessary due to two adjustments. The first adjustment needed between APIC and related party balances and the second to investments in affiliates and equity in losses of unconsolidated entities. The APIC and related party balances adjustment is a correction to the transaction which the Company recorded on October 1, 2018, in relation with the assets contributed to SPE, LLC. The Company also recorded a reclassification adjustment to conform the presentation of its consolidated balance sheet as of December 31, 2019 to the current period classification and maintain comparability. This adjustment is to reclassify intercompany accrued interest receivable from Accrued rent and accounts receivable, net reporting line to Due to related parties reporting line, as disclosed in Note 11 - Related Party Transactions. The investments in affiliates and equity in losses of unconsolidated entities adjustment corrects the Company’s proportionate share

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

in losses of SPE, LLC for restatements made to SPE, LLC’s consolidated statement of operations for the year ended December 31, 2018.

In addition to the restatement of the consolidated financial statements, the Company has also restated Note 11 – Related Party Transactions and Note 8 - Investments in Affiliates for the year ended December 31, 2018 to reflect the error corrections noted above.
The following table presents the combined impact of all changes, as described above, to the applicable line items in the consolidated financial statements to the Company’s previously reported consolidated financial statements for the year ended December 31, 2018:

2018 Restated Consolidated Balance Sheet (Adjusted Line Items)
	December 31, 2018
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
ASSETS
Accrued rent and accounts receivable, net	$1,188,556	$(1,178,634)	$—	$9,922
Investment in affiliates	$62,068,303		$364,365	$62,432,668
Total assets	$73,112,067	$(1,178,634)	$364,365	$72,297,798

LIABILITIES AND EQUITY
Due to related parties	$4,477,598	$(1,178,634)	$2,036,511	$5,335,475
Total liabilities	13,279,837	(1,178,634)	2,036,511	14,137,714

Additional paid-in capital	104,783,828	—	(2,036,511)	102,747,317
Accumulated deficit	(46,943,137)		364,365	(46,578,772)
Total equity	59,832,230	—	(1,672,146)	58,160,084

Total liabilities and equity	$73,112,067	$(1,178,634)	$364,365	$72,297,798

2018 Restated Consolidated Statement of Operations( Adjusted Line Items)
	December 31, 2018
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Other expenses (income), net
Equity in losses of unconsolidated entity SPE LLC	1,018,163	—	(364,365)	653,798
Total other expenses (income), net	2,834,481	—	(364,365)	2,470,116

Net (loss) income	306,295	—	364,365	670,660

2018 Restated Consolidated Statement of Cash Flows (Adjusted Line Items)
	December 31, 2018
	As Previously Reported	Reclassifications	Restatement Adjustments	As Restated
Cash flow from operating activities
Net (loss) income	$306,295		$364,365	$670,660
Adjustments to reconcile net (loss) income to net cash provided by operating activities:

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Equity in losses of unconsolidated entity SPE LLC	1,018,163		(364,365)	653,798
Changes in operating assets and liabilities:
Accrued rent and accounts receivable	(609,465)	1,178,634	—	569,169
Due to (from) related parties	3,488,508	(1,178,634)	—	2,309,874
Net cash provided by operating activities	6,024,910	—	—	6,024,910

Supplemental disclosures:
Net Assets Transferred to SPE	$4,556,036	$—	$2,036,511	$6,592,547
APIC contributed as a result of investment in SPE	$56,530,430	$—	$(2,036,511)	$54,493,919

Note 4 — Investment in Affiliates

On July 19, 2018, the Company entered into a limited liability agreement with the Company’s affiliates Hartman XX, HIREIT and Hartman vREIT XXI, Inc. to form SPE LLC, a special purpose entity.

The Company contributed nine commercial real estate properties to SPE LLC with an appraised value of $129,090,000 and subject to outstanding mortgage indebtedness as of the closing date of $44,401,000. The Company holds a 26.99% interest in SPE LLC as of December 31, 2019 and 2018. As a result of this transaction, the Company recorded investment in SPE of $61,086,466 on October 1, 2018. The investment in affiliate is presented under that caption in the accompanying consolidated balance sheets. Equity losses in SPE LLC of $1,932,294 and $653,798 were recorded for the years ended December 31, 2019 and 2018, respectively. Dividends received from SPE LLC were $626,000 and $0 for the years ended December 31, 2019 and 2018, respectively, and they were recorded as a reduction of the equity method investment. The Company elected to account for these distributions from the equity method investee using the nature of distribution approach.

The Company accounts for this investment using the equity method. Financial information of SPE LLC for the year ended December 31, 2019 and three month period from October 1, 2018 (Investment Date) to December 31, 2018 is summarized as follows (in thousands):

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	December 31, 2019	December 31, 2018
Balance Sheet

ASSETS
Real estate assets, net	429,682	444,542
Other assets, net	44,656	64,236
Total Assets	$474,338	$508,778

LIABILITIES AND EQUITY
Notes payable, net	$256,115	$262,219
Due to related parties	—	2,674
Other liabilities	23,100	21,559
Total Liabilities	279,215	286,452
Equity	195,123	222,326
Total Liabilities and Equity	$474,338	$508,778

	For the Year Ended December 31, 2019	For the period from (Investment Date) October 1, 2018 to December 31, 2018
Statement of Operations
Total revenues	$74,917	$19,822
Expenses:
Property operating expenses	28,889	6,019
Real estate taxes and insurance	11,629	3,878
Depreciation and amortization	25,687	5,881
General and administrative	4,162	1,046
Interest, net	11,686	5,420
Total	82,053	22,244
Net Loss	$(7,136)	$(2,422)

Our investment in SPE LLC, as reported in our Consolidated Balance Sheets, differs from our net assets contributed due to basis differences, which arose upon the transfer of assets to SPE LLC. The net positive basis difference, which totaled $54 million at December 31, 2018, was recorded to Additional Paid-in Capital.

The Company acquired 347,826 common shares of HIREIT for $2,000,000 or $5.75 per common share in March 2016. The investment in HIREIT common stock is accounted for under the cost method. The investment in affiliate is presented under that caption in the accompanying consolidated balance sheets. Management of HIREIT reported Net Asset Value ("NAV") per share of $8.18 as of December 31, 2019. The Company’s approximate 2.5% ownership interest in HIREIT is less than a controlling stake, and is reflected as “Investment in Affiliate” on the accompanying consolidated balance sheets. Dividend income of $94,748 for each of the years ended December 31, 2019 and 2018, respectively, is recorded under interest and dividend income in the accompanying consolidated statements of operations.

Note 5 — Real Estate

The Company has no rental income producing real estate assets as of December 31, 2019 and 2018.

There were no amounts in-place lease intangible asset and the respective accumulated amortization as of December 31, 2019 and 2018. Depreciation expense for the years ended December 31, 2019 and 2018 was $0 and $1,560,200, respectively. Amortization expense of in-place lease intangible for the years ended December 31, 2019 and 2018 was $0 and $46,485, respectively.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 6 — Notes Receivable – Related Party

The Company is a party to a revolving promissory note in favor of the Company as lender and HIROP as borrower dated February 7, 2010 in the face amount of $5.0 million (the “HIROP Note”). Outstanding borrowings under the HIROP Note bear interest at the rate of 5.5% per annum and are payable on demand. The outstanding balance of the HIROP Note was $1,400,000 as of December 31, 2019 and 2018, respectively. Interest income of $77,000 and $77,000 has been recognized in the accompanying consolidated statements of operations for the years ended December 31, 2019 and 2018, respectively.

The Company is a party to a revolving promissory note in favor of the Company as lender and Hartman Income REIT Property Holdings, LLC ("HIRPH") as borrower dated February 7, 2010 (the “HIRPH Note”). Outstanding borrowings under the HIRPH Note bear interest at the rate of 6.0% per annum and are payable on demand. The outstanding balance of the HIRPH Note was $2,500,000 as of December 31, 2019 and 2018, respectively. Interest income of $150,000 and $150,000 has been recognized in the accompanying consolidated statements of operations for the years ended December 31, 2019 and 2018, respectively.

Note 7 – Real Estate Held for Development

The Company’s investment in real estate assets held for development consists of a land development originally consisting of approximately 27-acres located in Fort Worth, Texas. In 2016, the Company commenced infrastructure improvements to the property in order to facilitate development alternatives. For the years ended December 31, 2019 and 2018, respectively, the Company incurred development costs of $171,734 and $34,254 in connection with the infrastructure improvements.

On July 2, 2019, the Company sold an approximately 9.9 acre parcel of the development property to an unrelated party for total consideration of $2,234,853 and recognized a gain on the sale of $685,081.

During the year ended December 31, 2019, management determined to develop real estate which was previously held for disposition (see Note 8).

As of December 31, 2019, the Company's investment in real estate assets held for development consists of an approximately 17-acres land parcel located in Fort Worth, Texas, currently being developed, and a 10-acre land development located in Grand Prairie, Texas, to be developed and which was previously held for disposition.

Note 8 – Real Estate Held for Disposition

The Company’s investment in real estate assets held for disposition, net of impairment, was an approximately 10-acre land development located in Grand Prairie, Texas. During the year ended December 31, 2019, the Company determined to develop this real estate previously held for disposition and reclassified the amount to real estate assets held for development. See Note 7.

Note 9 – Note Payable - Related Party

In connection with the Company’s affiliated stock purchase of HIREIT common shares, Hartman XX advanced $4,500,000 to the Company of which $4,200,000 was outstanding as of December 31, 2019 and 2018. The maturity date of the related party note, as amended, is December 31, 2021. Interest has been accrued on the related party loan amount at an annual rate of 6%. The Company recognized interest expense on the affiliate note in the amount of $252,000 and $252,000 for the years ended December 31, 2019 and 2018, respectively, which is included in interest expense in the accompanying consolidated statements of operations.

For the years ended December 31, 2019 and 2018, the Company incurred interest expense in total of $252,000 and $2,138,066, respectively. Interest expense for the year ended December 31, 2018 was higher due to the term loans, which were paid in full with the refinancing proceeds on February 14, 2019. Interest expense incurred includes amortization of deferred financing costs of $0 and $69,819, respectively. Interest expense of $981,370 and $729,370 was payable as of December 31, 2019 and 2018, respectively, and is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Note 10 – Income Taxes

Federal income taxes are not provided for because the Company qualifies as a REIT under the provisions of the Internal Revenue Code and because the Company has distributed and intends to continue to distribute all of its taxable income to its

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

stockholders, who include their proportionate taxable income in their individual tax returns. As a REIT, the Company must distribute at least 90% of its real estate investment trust taxable income to its stockholders and meet certain income sources and investment restriction requirements. In addition, REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. The Company’s federal income tax returns for the years ended December 31, 2015, 2016, 2017, 2018 and 2019 have not been examined by the Internal Revenue Service. The Company’s federal income tax return for the year ended December 31, 2017 may be examined on or before September 15, 2021.

Taxable income (loss) differs from net income (loss) for financial reporting purposes principally due to differences in the timing of recognition of interest, real estate taxes, depreciation and amortization and rental revenue.

A provision for Texas Franchise tax under the Texas Margin Tax Bill in the amount of $50,000 and $58,700 was recorded for the years ended December 31, 2019 and 2018, respectively, which is included in real estate taxes and insurance in the accompanying consolidated statements of operations.

Note 11 – Related-Party Transactions (As Restated)

The Company initially issued 100 shares of the Company’s common stock to its initial manager, Hartman Management LP, for $1,000. Effective April 1, 2008, Hartman Income REIT Management, Inc. (the “Manager”), a wholly owned affiliate of Hartman Income REIT, Inc. succeeded Hartman Management LP as manager of the Company. The Manager is responsible for facilitating the organization and offering of the initial offering of the Company’s shares. Allen R. Hartman is the sole beneficial owner of Hartman Management LP. Mr. Hartman owns approximately 20% of the beneficial equity securities of Hartman Income REIT, Inc. and Subsidiaries. Mr. Hartman is the Chief Executive Officer and Chairman of the Board of Directors of the Company, Hartman Income REIT, Inc. and Hartman Short Term Income Properties XX, Inc.

The Company is a party to a real property and company management agreement with the Manager.

The Company had a balance due to an affiliate, Hartman Short Term Income Properties XX, Inc and Subsidiaries (including Hartman SPE, LLC), of $8,264,815 and $7,389,175 as of December 31, 2019 and 2018, respectively.

The Company pays the Manager a fee for originating new leases for the properties as well as for the expansion and renewal of existing leases. A fee of up to 6.5% is charged for new leases and expansions and a fee of up to 4.5% is charged for renewal of existing leases. Leasing fees charged by the Manager were $0 and $608,906 for the years ended December 31, 2019 and 2018, respectively.

The Company also pays the Manager a reimbursement for property management fees; administrative and maintenance salaries; and, construction services provided or overseen on behalf of the Company. Property management salaries, maintenance and construction reimbursements and fees paid to the Manager were $0 and $1,198,618 for the years ended December 31, 2019 and 2018, respectively. Property management salaries and maintenance labor reimbursements are included in the accompanying consolidated statements of operations as property operating expenses. Construction services fees are included in the accompanying consolidated balance sheets as additions to real estate and included in property. As of December 31, 2019 and 2018, respectively, the Company was owed $2,330,673 and $2,170,082 by HIREIT. Included in this balance is the intercompany interest receivable on the loans from HIROP and HIRPH of $1,405,634 and $1,178,634 as of December 31, 2019 and 2018, respectively. See Note 6 — Notes Receivable – Related Party for more information.

The Company had a net liability to other related parties of $122,617 and $116,382 as of December 31, 2019 and 2018, respectively.

Note 12 – Stockholders’ Equity

Common Stock

Shares of common stock entitle the holders to one vote per share on all matters which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Texas Business Organizations Code and to all rights of a stockholder pursuant thereto. The common stock has no preferences or preemptive, conversion or exchange rights.

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The Company has the authority to issue 50,000,000 shares of common stock of which 10,000,000 shares have initially been classified as preferred shares of beneficial interest, $0.01 par value per share.

Preferred Stock

The 10,000,000 shares of the Company’s authorized shares have been classified as preferred shares. Shares of preferred stock entitle the holders to one vote per share on all matters which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Texas Business Organizations Code and to all rights of a stockholder thereto. The preferred shares have preferences or preemptive, conversion or exchange rights. The board of directors has designated 1,000,000 preferred shares as Class A Preferred Shares, 9% cumulative preferred return and 5,466,365 preferred shares as Class B Preferred Shares, 8% cumulative preferred return.

Unpaid preferred dividends with respect to the Series A and B Preferred Shares were $3,749,490 and $3,513,792, as of December 31, 2019 and 2018, respectively. Unpaid preferred dividends are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Stock-Based Compensation

The Company awards vested restricted preferred shares to non-employee directors as compensation in part for their service as members of the board of directors of the Company. These shares are fully vested when granted. These shares may not be sold while an independent director is serving on the board of directors. For the years ended December 31, 2019 and 2018 , respectively, the Company granted 2,500 and 2,500 shares of restricted preferred stock to independent directors as compensation for services. The Company recognized $33,880 and $32,975 as share-based compensation expense for the years ended December 31, 2019 and 2018, respectively, based upon the estimated fair value per share. These amounts are included in general and administrative expenses for the years ended December 31, 2019 and 2018, respectively in the accompanying consolidated statements of operations.

Note 13 - Commitments and Contingencies

Economic Dependency

The Company is dependent on the Manager for certain services that are essential to the Company, including the sale of the Company’s shares of preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities.  In the event that this company is unable to provide the respective services, the Company will be required to obtain such services from other providers.

Litigation

The Company is subject to various claims and legal actions that arise in the ordinary course of business. Management of the Company believes that the final disposition of such matters will not have a material adverse effect on the financial position of the Company.

Loan Guaranty

The Company, together with Hartman XX and HIREIT are parties to the Guaranty Agreement in favor of the lender whereby each guarantor unconditionally guaranties the full and timely performance of the obligations set forth in the Loan Agreement and all other loan documents, including the payment of all indebtedness and obligations due under the Loan Agreement.

Note 14 – Subsequent Events

The Company has evaluated subsequent events through January 19, 2021, which is the date the consolidated financial statements were available to be issued and determined that no events have occurred subsequent to December 31, 2019 that warrant additional disclosure which are not otherwise disclosed in these notes to consolidated financial statements.

Since the beginning of 2020, the COVID-19 coronavirus outbreak which originated in mainland China has significantly impacted the global and U.S. economies. As a result of the spread of the COVID-19 coronavirus, economic uncertainties have

HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

arisen which are likely to negatively impact the results of operations. The full extent to which the pandemic will directly or indirectly impact the Company's business, results of operations and financial condition, including revenues, expenses, reserves and allowances, fair value measurements and asset impairment charges, will depend on future developments which are highly uncertain and difficult to predict. These developments include, but are not limited to, the duration and spread of the pandemic, its severity in the Company's markets and elsewhere, the impact on tenants' businesses and their financial condition, government actions to contain the spread of the pandemic and respond to the effects the global economy, and how quickly and to what extent pre-pandemic economic conditions and operating conditions resume.